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                                                                     EXHIBIT 1.1

                   FORM OF COMMON STOCK UNDERWRITING AGREEMENT





                                4,000,000 SHARES


                                     AVIRON


                    COMMON STOCK (PAR VALUE $0.001 PER SHARE)



                             UNDERWRITING AGREEMENT





February 1, 2001



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                                                                February 1, 2001

Morgan Stanley & Co. Incorporated
J.P. Morgan Securities Inc.
SG Cowen Securities Corporation
c/o   Morgan Stanley & Co. Incorporated
      1585 Broadway
       New York, New York 10036

Dear Sirs and Mesdames:

        AVIRON, a Delaware corporation (the "COMPANY"), proposes to issue and sell to the several Underwriters named in Schedule I hereto (the "UNDERWRITERS") 4,000,000 shares of its common stock, par value $0.001 per share (the "FIRM SHARES"). The Company also proposes to issue and sell to the several Underwriters not more than an additional 400,000 shares of its common stock, par value $0.001 per share (the "ADDITIONAL COMPANY SHARES"), and certain shareholders of the Company named in Schedule II hereto (the "SELLING SHAREHOLDERS") severally propose to sell to the several Underwriters not more than an aggregate of 200,000 shares of the common stock of the Company, par value $0.001 per share (the "SELLING SHAREHOLDER SHARES" and, together with the Additional Company Shares, the "ADDITIONAL SHARES"), each Selling Shareholder selling the amount set forth opposite such Selling Shareholder's name in
Schedule II hereto, if and to the extent that you, as managers of the offering, shall have determined to exercise, on behalf of the Underwriters, the right to purchase such Additional Shares granted to the Underwriters in Section 3 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the "Shares." The shares of common stock, par value $0.001 per share, of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the "COMMON STOCK." The Company and the Selling Shareholders are hereinafter sometimes collectively referred to as the "SELLERS."

        The Company has filed with the Securities and Exchange Commission (the "COMMISSION") a registration statement, including a prospectus, relating to the Firm Shares, the Additional Company Shares and its debt securities. The term "REGISTRATION STATEMENT" means such registration statement, including the exhibits thereto, as amended to the date of this Agreement. The term "BASE PROSPECTUS" means the prospectus included in the Registration Statement. If the Company has filed or files an abbreviated registration statement to register additional shares of common stock or debt securities pursuant to Rule 462(b) (the "RULE 462 REGISTRATION STATEMENT") under the Securities Act of 1933, as amended (the "SECURITIES ACT"), then any reference herein to the term "Registration Statement" shall be deemed to include such Rule 462 Registration Statement.



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        The Company also has filed with the Commission a registration statement, including a prospectus, relating to the Selling Shareholder Shares, which registration statement as amended at the time it became effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act, is hereinafter referred to as the "RESALE REGISTRATION STATEMENT"; the prospectus relating to the Selling Shareholder Shares in the form first used to confirm sales of Selling Shareholder Sales is hereinafter referred to as the "RESALE PROSPECTUS."

        The Company has filed with, or transmitted for filing to, or shall promptly hereafter file with or transmit for filing to, the Commission a prospectus supplement (the "PROSPECTUS SUPPLEMENT") specifically relating to the Shares, pursuant to Rule 424 under the Securities Act.

        The term "PROSPECTUS" means the Prospectus Supplement together with the Base Prospectus and the Resale Prospectus. The term "PRELIMINARY PROSPECTUS" means a preliminary prospectus supplement specifically relating to the Shares together with the Base Prospectus and a preliminary Resale Prospectus. As used herein, the terms "Base Prospectus," "Resale Prospectus," "Prospectus", "preliminary prospectus", "Registration Statement" and "Resale Registration Statement" shall include in each case the documents, if any, incorporated or deemed to be incorporated by reference therein. The terms "supplement" and "amendment" or "amend" as used in this Agreement shall include all documents filed subsequent to the date of the Base Prospectus or the Resale Prospectus, as the case may be, by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), that are deemed to be incorporated by reference in the Prospectus.

        1. Representations and Warranties. The Company represents and warrants to and agrees with each of the Underwriters that:

               (a) Each of the Registration Statement and the Resale Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement or the Resale Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Company, threatened by the Commission.

               (b) (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) each of the Registration Statement and the Resale Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading,


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        (iii) each of the Registration Statement, the Resale Registration
        Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (iv) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to (A) statements or omissions in the Registration Statement, the Resale Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein or (B) to that part of the Registration Statement that constitutes the Statement of Eligibility ("Form T-1") under the Trust Indenture Act of 1939, as amended (the "TRUST INDENTURE ACT").

               (c) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiary, taken as a whole.

               (d) Aviron UK Limited has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiary, taken as a whole; all of the issued shares of capital stock of Aviron UK Limited have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly by the Company, free and clear of all liens, encumbrances, equities or claims.

               (e) This Agreement has been duly authorized, executed and delivered by the Company.

               (f) The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus.


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               (g) The shares of Common Stock (including the Selling Shareholder
        Shares) outstanding prior to the issuance of the Shares to be sold by the Company have been duly authorized and are validly issued, fully paid and non-assessable.

               (h) The Shares to be sold by the Company have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights.

               (i) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Company or any agreement or other instrument binding upon the Company or its subsidiary that is material to the Company and its subsidiary, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or its subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such as have been obtained under the Securities Act and such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares.

               (j) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiary, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement).

               (k) There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company or its subsidiary is a party or to which any of the properties of the Company or its subsidiary is subject that are required to be described in the Registration Statement, the Resale Registration Statement or the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement, the Resale Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement or the Resale Registration Statement that are not described or filed as required.

               (l) Each preliminary prospectus filed as part of the Registration Statement or the Resale Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424


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        under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

               (m) The Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

               (n) The Company and its subsidiary (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("ENVIRONMENTAL LAWS"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiary, taken as a whole.

               (o) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a material adverse effect on the Company and its subsidiary, taken as a whole.

               (p) The Company and its subsidiary possess all consents, approvals, orders, certificates, authorizations and permits issued by, and have made all declarations and filings with, all appropriate federal, state or foreign governmental or self-regulatory authorities and all courts and other tribunals necessary to conduct their respective businesses and to own, lease, license and use their respective properties in the manner described in the Prospectus, except to the extent that the failure to obtain, possess or make a declaration or filing would not have a material adverse effect on the Company and its subsidiary, taken as a whole, and the Company and its subsidiary have not received any notice of proceedings relating to the revocation or modification of any such consent, approval, order, certificate, authorization or permit that, singly or in the aggregate, if the subject of any unfavorable decision, ruling or finding, or failure to obtain or file, would have a material adverse effect on the Company and its subsidiary, taken as a whole, except as described in the Prospectus.



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               (q) The Company owns or possesses adequate licenses or other rights to use all patents, copyrights, trademarks, service marks, trade names, technology and know-how necessary to conduct its businesses in the manner described in the Prospectus or could obtain such licenses or rights on terms that would not have a material adverse effect on the Company and its subsidiary, taken as a whole, and, except as disclosed in the Prospectus, the Company has not received any notice of infringement with respect to any patents, copyrights, trademarks, service marks, trade names, technology or know-how which could reasonably be expected to result in any material adverse effect on the Company and its subsidiary, taken as a whole; and, except as disclosed in the Prospectus, the discoveries, inventions, products or processes of the Company referred to in the Prospectus do not, to the best knowledge of the Company, infringe any patent or other intellectual property right of any third party, or any discovery, invention, product or process that is the object of a patent application filed by any third party known to the Company, except for any such infringement which would not have a material adverse effect on the Company and its subsidiary, taken as a whole.

               (r) There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement or the Resale Registration Statement except as described in the Prospectus, all of which have been validly waived.

               (s) The Company is not presently (a) in material violation of its charter or bylaws, or (b) subject to any material order, writ or decree applicable specifically to the Company of any court or governmental agency or body having jurisdiction over the Company, or over any of its properties or operations.

        2. Representations and Warranties of the Selling Shareholders. Each Selling Shareholder represents and warrants to and agrees with each of the Underwriters that:

        (a) This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Shareholder.

        (b) The execution and delivery by such Selling Shareholder of, and the performance by such Selling Shareholder of his obligations under, this Agreement, the Irrevocable Power of Attorney and Custody Agreement ("POWER OF ATTORNEY AND CUSTODY AGREEMENT") signed by such Selling Shareholder and Boston Equiserve Limited Partnership, as Custodian, relating to the deposit of the Selling Shareholder Shares to be sold by such Selling Shareholder and appointing certain individuals as such Selling Shareholder's attorneys-in-fact to the extent set


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forth therein, relating to the transactions contemplated hereby and by the
Prospectus and the Resale Registration Statement, will not contravene any agreement or other instrument binding upon such Selling Shareholder or any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Selling Shareholder, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by such Selling Shareholder of his obligations under this Agreement, the Power of Attorney and Custody Agreement, except such as have been obtained under the Securities Act and such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Selling Shareholder Shares.

        (c) Such Selling Shareholder on the Option Closing Date will have valid title to the Selling Shareholder Shares to be sold by such Selling Shareholder and the legal right and power, and all authorization and approval required by law, to enter into this Agreement and the Power of Attorney and Custody Agreement and to sell, transfer and deliver the Selling Shareholder Shares to be sold by such Selling Shareholder.

        (d) The Power of Attorney and Custody Agreement has been duly authorized, executed and delivered by such Selling Shareholder and is a valid and binding agreement of such Selling Shareholder.

        (e) Delivery of the Selling Shareholder Shares to be sold by such Selling Shareholder pursuant to this Agreement will pass title to such Selling Shareholder Shares free and clear of any security interests, claims, liens, equities and other encumbrances, assuming the Underwriters have purchased such Selling Shareholder Shares in good faith and without notice of any adverse claims.

        3. Agreements to Sell and Purchase. The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the respective numbers of Firm Shares set forth in Schedule I hereto opposite its name at $47.50 a share (the "PURCHASE PRICE").

        On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, each Seller, severally and not jointly, agrees to sell to the Underwriters the Additional Shares, and the Underwriters shall have a one-time right to purchase, severally and not jointly, up to 600,000 Additional Shares at the Purchase Price. If you, on behalf of the Underwriters, elect to exercise such option, you shall so notify the Company in writing not later than 30 days after the date of this Agreement, which notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such Additional Shares are to be purchased. Such date may be the same as the Closing Date (as defined below) but not earlier than the Closing Date nor later than ten business days after the date of such notice. Additional


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Shares may be purchased as provided in Section 5 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. If any Additional Shares are to be purchased, each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional securities as you may determine) that bears the same proportion to the total number of Additional Shares to be purchased as the number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Shares. If the Underwriters shall exercise such option for less than all of the Additional Shares, the Underwriters shall purchase from each Seller approximately the same percentage of shares that each Seller has committed to sell, respectively, as Additional Shares.

        The Company hereby agrees that, without the prior written consent of Morgan Stanley & Co. Incorporated on behalf of the Underwriters, it will not, during the period ending 90 days after the date of the Prospectus Supplement,
(i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Shares to be sold hereunder, (B) the issuance by the Company of shares of Common Stock upon the exercise of an option or a warrant or the conversion of a security outstanding on the date hereof, (C) the grant by the Company of options to purchase Common Stock pursuant to the terms of an employee benefit plan in effect on the date hereof or exercise of stock options outstanding on the date hereof or (D) the sale of up to $200,000,000 principal amount of the Company's convertible subordinated notes pursuant to an underwriting agreement dated the date hereof among the Company and the underwriters named therein or the issuance of the underlying securities upon conversion of such notes.

        4. Terms of Public Offering. The Company is advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement, the Resale Registration Statement and this Agreement have become effective as in your judgment is advisable. The Sellers are further advised by you that the Shares are to be offered to the public initially at $50.00 a share (the "PUBLIC OFFERING PRICE") and to certain dealers selected by you at a price that represents a concession not in excess of $1.63 a share under the Public Offering Price. No Underwriter may allow, and no dealer may reallow, a concession to any Underwriter or dealer.

        5. Payment and Delivery. Payment for the Firm Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Firm Shares for the respective accounts of the


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several Underwriters at 10:00 a.m., New York City time, on February 7, 2001, or at such other time on the same or such other date, not later than February 14, 2001, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the "CLOSING DATE."

        Payment for any Additional Shares to be sold by each Seller shall be made to such Seller in Federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the notice described in Section 2 or at such other time on the same or on such other date, in any event not later than March 16, 2001 as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the "OPTION CLOSING DATE."

        Certificates for the Firm Shares and Additional Shares shall be in definitive form and registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the Option Closing Date, as the case may be. The certificates evidencing the Firm Shares and Additional Shares shall be delivered to you on the Closing Date or the Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.

        6. Conditions to the Underwriters' Obligations. The obligations of the Company to sell the Shares to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Shares on the Closing Date are subject to the condition that each of the Registration Statement and the Resale Registration Statement shall have become effective not later than 4:30 p.m. (New York City time) on the date hereof.

        The several obligations of the Underwriters are subject to the following further conditions:

               (a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

                   (i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company's securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

                   (ii) there shall not have occurred any change, or any
               development involving a prospective change, in the condition,


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               financial or otherwise, or in the earnings, business or
               operations of the Company and its subsidiary, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

               (b) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 6(a)(i) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

               The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

               (c) The Underwriters shall have received on the Closing Date an opinion of Latham & Watkins, outside counsel for the Company, dated the Closing Date to the effect that:

                   (i) the Company is a corporation and is validly existing and in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and corporate authority to own its properties and to conduct its business as described in the Prospectus and Registration Statement;

                   (ii) the Company is qualified to do business in the States of
               California and Pennsylvania;

                   (iii) the Shares to be issued and sold by the Company
               pursuant to this Agreement have been duly authorized and, when issued to and paid for by you in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and, to such counsel's knowledge, free of preemptive rights arising under the Company's certificate of incorporation or the Delaware General Corporation Law;

                   (iv) this Agreement has been duly authorized, executed and delivered by the Company;

                   (v) the issuance and sale of the Shares by the Company
               pursuant to this Agreement will not result in (A) the violation by the Company of its Certificate of Incorporation or By-laws,
               (B) to such


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               counsel's knowledge, the violation of any federal or California statute, rule or regulation known to such counsel to be applicable to the Company or (C) to such counsel's knowledge, the breach of or a default under any material agreement or other instrument binding upon the Company or its subsidiary that has been filed as an exhibit to the Registration Statement or the Resale Registration Statement or, to such counsel's knowledge, any court order listed on a schedule to such opinion;

                   (vi) no consent, approval, authorization or order of, or
               filing with, any federal or California court or governmental body or agency is required for the issuance and sale of the Shares by the Company pursuant to this Agreement, except such as have been obtained under the Securities Act and such as may be required under state securities laws in connection with the purchase and distribution of the Shares by the Underwriters;

                   (vii) the statements set forth (A) in the Prospectus under the caption "Description of Capital Stock" and (B) in the Registration Statement and the Resale Registration Statement in
               Item 15, under the caption "Indemnification of Directors and Officers", in each case insofar as such statements constitute summaries of legal matters are accurate in all material respects;

                   (viii) to such counsel's knowledge, there are no legal
               proceedings, contracts or documents of a character required to be described in the Registration Statement, the Resale Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement or the Resale Registration Statement that are not described and filed as required;

                   (ix) after giving effect to the Company's sale of the Shares and the application of the net proceeds therefrom, the Company is not an "investment company" as such term is defined in the Investment Company Act of 1940, as amended;

                   (x) the Registration Statement, the Resale Registration
               Statement and the Prospectus (including the documents incorporated therein by reference) comply as to form in all material respects with the requirements for registration statements on Form S-3 under the Securities Act and the rules and regulations of the Commission thereunder; provided, however, that such counsel need not express any opinion with respect to the financial statements, schedules or other financial or statistical data included or incorporated by reference in, or omitted from, the Registration Statement, the Resale Registration Statement or the Prospectus or with respect to the Form T-1.


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                   (xi) No facts have come to such counsel's attention that
               caused such counsel to believe that the Registration Statement or the Resale Registration Statement, at the respective times they became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus or the Resale Prospectus (including the documents incorporated therein by reference), as of their respective dates or as of the date hereof, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; it being understood that such counsel expresses no opinion with respect to the financial statements, schedules and other financial and statistical data included or incorporated by reference in, or omitted from, the Registration Statement, the Prospectus, the Resale Registration Statement or the Resale Prospectus or with respect to the Form T-1.


               (d) The Underwriters shall have received on the Closing Date an opinion of Pennie and Edmonds, patent counsel for the Company as to Section A of the Patent Portfolio attached hereto as Exhibit B (the "PATENT PORTFOLIO"), dated the Closing Date, to the effect that:

                   (i)to the best of such counsel's knowledge, the Company owns each of the United States patents and patent applications listed in Section A of the Patent Portfolio;

                   (ii) to the best of such counsel's knowledge, there are no material legal or governmental proceedings, pending or threatened, with respect to any of the United States patents listed in Section A of the Patent Portfolio;

                   (iii) to the best of such counsel's knowledge, the Company has not received any notice with respect to the potential infringement of or proceedings against any patents or trade secrets of others;

                   (iv) to the best of such counsel's knowledge, without any
               searches having been conducted for the purpose of rendering this opinion, no third parties are infringing any of the United States patents listed in Section A of the Patent Portfolio;

                   (v) while there can be no guarantee that any particular
               patent application will issue as a patent, each of the United States patent applications listed in Section A of the Patent Portfolio that we filed in the United States Patent and Trademark Office was properly filed and is being diligently prosecuted in, the United States Patent and Trademark Office;

                   (vi) while there can be no guarantee that any particular
               patent application will issue as a patent, each of the United States patent applications listed in Section A of the Patent Portfolio that we did not file in the United States Patent and Trademark Office, from the time we assumed responsibility for the prosecution, is being diligently prosecuted in the United States Patent and Trademark Office; and

                   (vii) the statements contained in the Prospectus under the caption "Business - Legal Proceedings," with respect to the first paragraph thereunder regarding proceedings before the European Patent Office, insofar as such statements constitute matters of law, are a fair and accurate summary of the matters set forth therein.

               (e) The Underwriters shall have received on the Closing Date an opinion of Marshall O'Toole Gerstein Murray & Borun, patent counsel for the Company as to Section B of the Patent Portfolio, dated the Closing Date, to the effect that:

                   (i) to the best of such counsel's knowledge, such knowledge being based upon the files of such firm, except as otherwise disclosed in the Prospectus, there are no legal or governmental proceedings relating to patent rights owned, licensed, or used by the Company pending against the Company or any third parties and, except for the Company's pending patent applications, to the best of such counsel's knowledge, there are no legal or governmental proceedings relating to patent rights owned, licensed or used by third parties pending against the Company. To the best of such counsel's knowledge, other than those disclosed in the Prospectus, no such proceedings are threatened or contemplated by governmental authorities or others;

                   (ii) to the best of such counsel's knowledge, such knowledge being based upon the files of such firm, the Company has no notice of any infringement by a third party of any patent owned or used by the Company; and to the best of such counsel's knowledge, such knowledge being based upon the files of such firm, the Company has not received notice of any claims of infringement by the Company of any patent owned or used by a third party;

                   (iii) to the best of such counsel's knowledge, such knowledge being based upon the files of such firm, the Company or one of its licensors is the sole assignee for each patent and patent application listed in Section B of the Patent Portfolio. To the best of such counsel's knowledge, the assignments by the named inventors have been submitted to the USPTO and those assignments have been recorded in the assignment records of the USPTO. However, in one or more of the patents and patent applications listed in Section B of the Patent Portfolio, the United States government may hold a nonexclusive, royalty-free license as a result of providing research funding;

                   (iv) to the best of such counsel's knowledge, such knowledge being based upon the files of such firm, the Company's United States patent applications listed in Section B of the Patent Portfolio have been prepared and filed in the USPTO in a form and with accompanying papers that are acceptable to the USPTO for the purposes of according each such application a filing date and serial number, and of placing each such application in condition for eventual examination on the merits as to patentability. For each such United States application, except as otherwise noted in Exhibit B attached to this opinion, an Official Filing Receipt has been received from the USPTO. As to each of such applications, such counsel is not aware of any material defect of form in preparation or filing. However, there is no assurance that patents will issue from any pending United States application, or that any claims will be allowed without amendment. Neither is there any assurance that a patent will issue without appeal to the Board of Patent Appeals and Interferences or to the Federal courts;

                   (v) to the best of such counsel's knowledge, such knowledge being based upon the files of such firm, each of the Company's foreign patents and patent applications listed in Section B of the Patent Portfolio has been submitted to patent firms in the respective foreign countries with instructions to file the applications in the patent offices of those countries naming the Company or one its licensors as applicant and/or owner of record. The Patent Cooperation Treaty applications have been submitted directly to the relevant patent examining authority of those countries naming the Company or one of its licensors as the applicant and/or owner of record. In each such application, written confirmation has been received that the application has been accepted for filing by such patent office, or patent examining authority. There is no assurance that the patent offices of the respective countries will not reject the claims of the foreign patent applications as being unpatentable, or that any claims will be allowed without amendment, nor is there any assurance that these patent authorities will ultimately conclude that the foreign patent applications meet all requirements for patentability. Such counsel is not aware of any material defect of form in preparation or filing.

               To the best of such counsel's knowledge, other than two oppositions filed in the European Patent Office against European Patent No. 500,917 corresponding to Marshall O'Toole reference No. 27373/8235-EPO as listed in Section B of the Patent Portfolio, there are no legal or governmental proceedings relating to any foreign patent rights or foreign parent applications owned, licensed or used by the Company pending against the Company or any third party and, except for prosecution of pending patent applications, to the best of such counsel's knowledge, there are no legal or governmental proceedings relating to any foreign patent rights of foreign patent applications owned, licensed or used by third parties pending against Aviron. To the best of such counsel's knowledge, other than otherwise disclosed in the Prospectus, no such proceedings are threatened or contemplated by governmental authorities or others; and

                   (vi) the patent applications in Section B of the Patent
               Portfolio are being diligently pursued.

               (f) The Underwriters shall have received on the Closing Date an opinion of the Law Office of LuAnn Cserr, outside patent counsel for the Company as to Section C of the Patent Portfolio, dated the Closing Date to the effect that:

                   (i) except as disclosed in the Prospectus under the captions
               "Risk Factors - Other Risks Related to Our Company - We may not receive patent protection for our potential products and manufacturing processes" and "Business - Legal Proceedings," to the best of such counsel's knowledge, the Company has received no notice of any infringement or misappropriation by a third party of any patent in Section C of the Patent Portfolio or notice of any infringement or misappropriation by the Company of any patents, trade secrets, trademarks, trade names, copyrights or other proprietary rights of a third party;

                   (ii) except as disclosed in the Prospectus under the captions
               "Risk Factors - Other Risks Related to Our Company - We may not receive patent protection for our potential products and manufacturing processes" and "Business - Legal Proceedings," to the best of such counsel's knowledge, the Company or its licensor is the sole assignee for each United States patent and patent application listed in Section C of the Patent Portfolio. Except as otherwise noted in Section C of the Patent Portfolio attached hereto, for each of the United States patents and patent applications, the assignments by the named inventors have been submitted to the United States Patent and Trademark Office ("USPTO") and those assignments have been recorded in the

               Patent Office's title records. However, in one or more of the patents and patent applications listed in Section C of the Patent Portfolio, the United States government may hold a nonexclusive, royalty-free license as a result of providing research funding;

                   (iii) to such counsel's knowledge, the Company's United
               States patent applications listed in Section C of the Patent Portfolio have been prepared and filed in the USPTO in a form and with accompanying papers that are acceptable to the USPTO for the purposes of according each such application a filing date and serial number, and of placing each such application in condition for eventual examination on the merits as to patentability. For each such United States patent application, such counsel is not aware of any material defect of form in preparation or filing;

                   (iv) to such counsel's knowledge, except as disclosed in the
               Prospectus, as to each of the Company's foreign patent applications listed in Section C of the Patent Portfolio, the applications have either (a) been submitted to patent firms in the respective foreign countries with instructions to file the applications in the patent offices of those countries naming the Company as the applicant of record, or (b) as to certain Patent Cooperation Treaty applications, been submitted directly to the relevant receiving office naming the Company as the applicant of record. To the best of such counsel's knowledge and except as noted in Section C of the Patent Portfolio, as to each of such applications, the Company has not received notice from any foreign filing authority of any material defect of form in the preparation or filing; and

               (g) The Underwriters shall have received on the Closing Date an opinion of Latham & Watkins, U.K. counsel for the Company, dated the Closing Date to the effect that:

                   (i)Aviron UK Limited is duly incorporated and existing as a private limited company registered in England and Wales under company number 3854275 and is authorised pursuant to its Memorandum of Association to carry on its current business and to occupy its current premises. Aviron UK Limited is in good standing as shown by the Certificate of Good Standing received from the Registrar of Companies; and

                   (ii) the authorised share capital of Aviron UK Limited is
               Pound Sterling1000 divided into 1000 ordinary shares of Pound Sterling1 each of which 1 share has been validly issued and is fully paid up. Aviron is the registered owner of the only issued ordinary share of Pound Sterling1 in the capital of Aviron UK Limited, free and clear of all liens, encumbrances, equities or claims.

               (h) The Underwriters shall have received on the Option Closing Date an opinion of Latham & Watkins, counsel to the Selling Shareholders, dated the Option Closing Date to the effect that:

                   (i) each of this Agreement and the Power of Attorney and
               Custody Agreement has been duly executed and delivered by or on behalf of each of the Selling Shareholders;

                   (ii) upon (i) payment for the Selling Shareholder Shares in accordance with the terms of this Agreement, (ii) physical delivery of the Selling Shareholder Shares to the transfer agent, with stock powers duly endorsed to The Depository Trust Company or its nominee ("DTC") by an effective endorsement, (iii) physical delivery of the Selling Shareholder Shares to DTC, with stock powers duly endorsed to DTC by an effective endorsement,
               (iv) registration by book-entry to the Underwriters' securities accounts with DTC of the purchase of the Selling Shareholder Shares in the records of DTC and (v) registration by book-entry of the credit to the Underwriters' securities accounts of the purchase of the Selling Shareholder Shares in the records of any other "securities intermediary" (as defined in Section 8-102(a)(14) of the New York UCC) which acts as a "clearing corporation" (as defined in Section 8-102(a)(5) of the New York
               UCC) or maintains "securities accounts" (as defined in Section 8-501(a) of the New York UCC) with respect to the transfer of the Selling Shareholder Shares to the Underwriters, then the Underwriters will become the "entitlement holders" (as defined in Section 8-102(a)(7) of the New York UCC) of the Selling Shareholder Shares, free of any "adverse claims" (as defined in Section 8-102(a)(1) of the New York UCC).

               (i) The Underwriters shall have received on the Closing Date an opinion of Davis Polk & Wardwell, counsel for the Underwriters, dated the Closing Date, covering the matters referred to in Sections 6(c)(iv), 6(c)(vii) (but only as to the statements in the Prospectus under "Description of Capital Stock" and "Underwriters") and 6(c)(x) and 6(c)(xi) above.

               With respect to Section 6(c)(xi) above, Latham & Watkins and Davis Polk & Wardwell may state that their opinion and belief are based upon their participation in the preparation of the Registration Statement, the Resale Registration Statement and Prospectus and any amendments or supplements thereto (other than the documents incorporated by reference) and review and discussion of the contents thereof (including the documents incorporated therein by reference), but are without independent check or verification, except as specified.

               The opinions of Latham & Watkins, Pennie and Edmonds, Marshall O'Toole Gerstein Murray & Borun and the Law Offices of LuAnn Cserr described in Sections 6(c), 6(d), 6(e), 6(f), 6(g) and 6(h) above shall be rendered to the Underwriters at the request of the Company or one or more of the Selling Shareholders, as the case may be, and shall so state therein.

               (j) The Underwriters shall have received, on each of the date hereof, the Closing Date and, if applicable, the Option Closing Date, a letter dated the date hereof, the Closing Date or the Option Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from Ernst & Young LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Resale Registration Statement and the Prospectus; provided that the letter delivered on the Closing Date shall use a "cut-off date" not earlier than the date hereof.

               (k) The "lock-up" agreements, each substantially in the form of Exhibit A hereto (collectively, the "LOCK-UP AGREEMENTS"), between you and the officers and directors of the Company relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

        The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to you on the Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares and other matters related to the issuance of the Additional Shares.

        7. Covenants of the Company. In further consideration of the agreements of the Underwriters herein contained, the Company covenants with each Underwriter as follows:

               (a) To furnish to you, without charge, four signed copies of each of the Registration Statement and the Resale Registration Statement (each including exhibits thereto and documents incorporated therein by reference) and for delivery to each other Underwriter a conformed copy of each of the Registration Statement and the Resale Registration Statement (each without exhibits thereto but including documents incorporated therein by reference) and to furnish to you, without charge, on the business day next succeeding the date of this Agreement and during the period mentioned in Section 7(c) below, as many copies of the Prospectus and any supplements and amendments thereto or to the Registration Statement or the Resale Registration Statement as you may reasonably request.

               (b) Before amending or supplementing the Registration Statement, the Resale Registration Statement or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

               (c) If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus is required by law to be delivered in connection with sales of Shares by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

               (d) To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request.

               (e) To make generally available to the Company's security holders and to you as soon as practicable an earning statement covering the twelve-month period ending March 31, 2002 that satisfies the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

               (f) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company's counsel, the Company's accountants and counsel to the Selling Shareholders in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, the Resale Registration Statement, any preliminary prospectus, the Prospectus and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon,
        (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 7(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by the National Association of Securities Dealers, Inc., (v) all costs and expenses incident to listing the Shares on the Nasdaq National Market, (vi) the cost of printing certificates representing the Shares,
        (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, and (ix) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 8 entitled "Indemnity and Contribution," and the last paragraph of Section 10 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

               The provisions of this Section 7(f) shall not supersede or otherwise affect any agreement that the Sellers may otherwise have for the allocation of such expenses among themselves.

               (g) To issue stop-transfer instructions to the transfer agent for the Common Stock with respect to any transaction or contemplated transaction that would constitute a breach of or default under the applicable Lock-up Agreement.

        8. Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or
Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, the Resale Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein; provided that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Shares, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities, unless such failure is the result of noncompliance by the Company with Section 7(a) hereof.

               (b) Each Selling Shareholder agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Resale Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each Underwriter and each person, if any, who controls any Underwriter within the meaning of either such section, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Resale Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Selling Shareholder furnished in writing by or on behalf of such Selling Shareholder expressly for use in the Resale Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto; provided that with respect to any amount due an indemnified person under this paragraph (b), such Selling Shareholder shall be liable only to the extent of the net proceeds received by such Selling Shareholder from the sale of the Selling Shareholder Shares to be sold by such Selling Shareholder; and provided further, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Shares, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities, unless such failure is the result of noncompliance by the Company with Section 7(a) hereof.

               (c) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the Selling Shareholders, the directors of the Company, the officers of the Company who sign the Registration Statement or the Resale Registration Statement and each person, if any, who controls the Company within the meaning of either
        Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, the Resale Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, the Resale Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

               (d) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a), 8(b) or 8(c), such person (the "INDEMNIFIED PARTY") shall promptly notify the person against whom such indemnity may be sought (the "INDEMNIFYING PARTY") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, (ii) the fees and expenses of more than one separate firm

        (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement or the Resale Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and (iii) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Selling Shareholders and all persons, if any, who control any Selling Shareholder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons of any Underwriters, such firm shall be designated in writing by Morgan Stanley & Co. Incorporated. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. In the case of any such separate firm for the Selling Shareholders and such control persons of any Selling Shareholders, such firm shall be designated in writing by the persons named as attorneys-in-fact for the Selling Shareholders under the Power of Attorney and Custody Agreement. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and
        (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

               (e) To the extent the indemnification provided for in Section 8(a), 8(b) or 8(c) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 8(e)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(e)(i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by each Seller on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by each Seller and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the Prospectus under the caption "Underwriters" or in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Sellers on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Sellers or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters' respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

               (f) The Sellers and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

               (g) The indemnity and contribution provisions contained in this
        Section 8 and the representations, warranties and other statements of the Company and the Selling Shareholders contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, the Selling Shareholders or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

        9. Termination. This Agreement shall be subject to termination by notice given by you to the Company, if (a) after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and (b) in the case of any of the events specified in clauses 9(a)(i) through 9(a)(iv), such event, singly or together with any other such event, makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

        10. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

        If, on the Closing Date or the Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule I bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 10 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased, and arrangements satisfactory to you and the Company for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, the Resale Registration Statement and the Prospectus or in any other documents or arrangements may be effected. If, on the Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase Additional Shares or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

        If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of any Seller to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason any Seller shall be unable to perform its obligations under this Agreement, the Sellers will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

        11. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

        12. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

        13. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

                                  Very truly yours,

                                  AVIRON


                                  By:
                                      ------------------------------------------
                                      Name:
                                      Title:

                                  The Selling Shareholders named in
                                  Schedule II Hereto, acting severally


                                  By:
                                      ------------------------------------------
                                      Name:
                                      Title:  Attorney-in-Fact


Accepted as of the date hereof
MORGAN STANLEY & CO. INCORPORATED
J.P. MORGAN SECURITIES INC.
SG COWEN SECURITIES CORPORATION
Acting severally on behalf of themselves and the several Underwriters named in
       Schedule I hereto.

By:    Morgan Stanley & Co. Incorporated



By:
    -----------------------------------------
    Name:
    Title:

                                                                      SCHEDULE I


                                                               NUMBER OF FIRM
                                                                SHARES TO BE
              UNDERWRITER                                        PURCHASED
              -----------                                     ---------------
Morgan Stanley & Co. Incorporated ................                  1,456,000
J.P. Morgan Securities Inc. ......................                  1,092,000
SG Cowen Securities Corporation ..................                  1,092,000
Bear, Stearns & Co. Inc. .........................                     60,000
First Union Securities, Inc. .....................                     60,000
Edward D. Jones & Co., L.P. ......................                     60,000
Leerink Swann & Company ..........................                     60,000
Punk, Ziegel & Company, L.P. .....................                     60,000
U.S. Bancorp Piper Jaffray Capital Markets .......                     60,000
                                                              ---------------
        Total: ...................................                  4,000,000
                                                              ===============

                                                                     SCHEDULE II


                                            NUMBER OF ADDITIONAL
      SELLING SHAREHOLDER                    SHARES TO BE SOLD
      -------------------                   --------------------
J. Leighton Read .............                    150,000
Bernard Roizman ..............                     50,000
                                                  -------
     Total: ..................                    200,000
                                                  =======

                                                                       EXHIBIT A

                            [FORM OF LOCK-UP LETTER]

                                            ___________, 2001

Morgan Stanley & Co. Incorporated
J.P. Morgan Securities Inc.
SG Cowen Securities Corporation
    c/o Morgan Stanley & Co. Incorporated
    1585 Broadway
    New York, NY 10036

Dear Sirs and Mesdames:

        The undersigned understands that Morgan Stanley & Co. Incorporated ("MORGAN STANLEY") proposes to enter into an Underwriting Agreement (the "UNDERWRITING AGREEMENT") with Aviron, a Delaware corporation (the "COMPANY"), and the selling shareholders named in Schedule II thereto, providing for the public offering (the "PUBLIC OFFERING") by the several Underwriters, including Morgan Stanley (the "UNDERWRITERS"), of shares (the "SHARES") of the common stock, par value $0.001 per share, of the Company (the "COMMON STOCK").

        To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 90 days after the date of the final prospectus supplement relating to the Public Offering (the "PROSPECTUS"), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) the sale of any Shares to the Underwriters pursuant to the Underwriting Agreement, (b) transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Public Offering and (c) transfers of shares of Common Stock or any security convertible into Common Stock as a bona fide gift or gifts; provided that in the case of any transfer pursuant to clause (c), (i) each donee shall execute and deliver to Morgan Stanley a duplicate form of this lock-up agreement and (ii) no filing by any party (donor, donee, transferor or transferee) under Section 16(a) of the Securities Exchange Act of 1934, as amended, shall be required or shall be made voluntarily in connection with such transfer (other than a filing on a Form 5 made after the expiration of the 90-day period referred to above). In addition, the undersigned agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 90 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company's transfer agent and registrar against the transfer of the undersigned's shares of Common Stock except in compliance with the foregoing restrictions.

        The undersigned understands that the Company and the Underwriters are relying upon this lock-up agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this lock-up agreement is irrevocable and shall be binding upon the undersigned's heirs, legal representatives, successors and assigns.

        Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters. This agreement will terminate if the Underwriting Agreement has not been executed on or before June 1, 2001 or if the Company notifies you (with the prior written consent of Morgan Stanley, such consent not to be unreasonably withheld) that it does not intend to proceed with the Public Offering.

                                           Very truly yours,


                                           ----------------------------------
                                           (Name)

                                           ----------------------------------
                                           (Address)

                                                                       EXHIBIT B

                                PATENT PORTFOLIO


                         SECTION A -- (PENNIE & EDMONDS)


             P&E DOCKET NO.                           P&E DOCKET NO.
             --------------                           --------------
               7682-0010                                7682-0025
               7682-0021                                7682-0048
               7682-0035                                7682-0045
               7682-0036                                7682-0047
               7682-0034                                7682-0049
               7682-0044                                7682-0039
               7682-0019                                7682-0038
               7682-0037                                7682-0050
               7682-0051                                7682-0052
               7682-0053                                7682-0054
               7682-0055

                         SECTION B -- (MARSHALL O'TOOLE)


          MARSHALL DOCKET NO.                      MARSHALL DOCKET NO.
          -------------------                      -------------------
              28097/32325                              27373/32742
              27373/32908                              27373/32742A
               27373/0001                              27373/31916
               27373/0003                              27373/0002F
               27373/8235                              27373/0002E
             27373/31746CA                             28097/33309
             27373/31746JP                             27373/0002B
             27373/32908CA                             27373/0002D
             27373/32908JP                            27373/31746EPO
              27373/8235JP                            27373/32908EPO
             27373/0001EPO                             27373/8235CA
             27373/0002EPO                            27373/31746AU
             27373/0002AJP                             27373/0001CA
             27373/0003EPO                             27373/0002JP
              27373/0003JP                             27373/0003AU
              27373/8235AU                             27373/0003CA
             27373/31011KR                             27373/0003ZA
                                                      27373/8235EPO

                    SECTION C - (LAW OFFICES OF LUANN CSERR)

                              AVIRON REFERENCE NO.

5016
5016.1
5016.2
5018 IN
5018 MY
5019
5019.1
5019.2
5019.3
5019 PCT
5019 AU
5019 CA
5019 EP
5019 JP
5021
5021.1
5021.2
5021 PCT
5021 AU
5021 CA
5021 EP
5021 JP
5021 SK
5022
5022.1
5023.1
5023 PCT
AV 9801 US